                                                                   Exhibit 10.29


                              EMPLOYMENT AGREEMENT

         This Agreement dated as of June 29, 1998 by and between Simmons Company, a Delaware corporation (the "Company"), and Martin R. Passaglia (the "Executive").

         The Board of Directors of the Company has determined that it would be in the best interest of the Company and its stockholders to retain the services of the Executive for the period and upon the terms provided in this Agreement. The Executive is willing to serve in the employ of the Company on a full time basis for said period and upon such other terms and conditions as provided in this Agreement.

         In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                   SECTION I.

                                   EMPLOYMENT
                                   ----------

         The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, for the Period of Employment (as defined below) and upon the other terms and conditions provided in this Agreement.

                                  SECTION II.

                         POSITION AND RESPONSIBILITIES
                         -----------------------------

         During the Period of Employment, the Executive agrees to serve as Senior Executive Vice President of the Company.

                                  SECTION III.

                                TERMS AND DUTIES
                                ----------------

         A. Period of Employment
            --------------------

         The period of the Executive's employment under this Agreement (the "Period of Employment") will commence upon a Change of Control (the "Effective Date") and shall continue for two years following the Effective Date; provided, however, that the Period of Employment shall, from and after the first anniversary date of the Effective Date, be automatically extended so as to terminate one year from each ensuing day, unless the Company shall give notice to the Executive that the Period of Employment shall not be so extended, in which event the Period of Employment shall terminate on the later of the second anniversary of the Effective Date or the first anniversary of such notice. Notwithstanding the foregoing, the Period of Employment is subject to earlier termination as provided herein. A "Change of Control" is defined to have occurred when (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") of the Company immediately prior to such transaction; (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; and (iii) any person who is not a stockholder of the Company on the Effective Date shall own (together with all shares of Company stock owned by any person acting in concert with such person) more than 50% of the Voting Stock of the Company.

         B. Duties
            ------

         During the Period of Employment and except for illness, incapacity or any reasonable vacation periods in any calendar year, the Executive shall devote all of his business time, attention and skill exclusively to the business and affairs of the Company and its subsidiaries. The Executive will not engage in any other business activity and will perform faithfully the duties which may be assigned to him from time to time by the Company. Nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time required for:

         (i) Serving, with prior approval of the Board of Directors of the Company, as a Director or member of a committee or organization involving no actual or potential conflict of interest with the Company.

         (ii) Delivering lectures and fulfilling speaking engagements.

         (iii) Engaging in charitable and community activities.

         (iv) Investing his personal assets in businesses in such form or manner that will not violate this Agreement or require services on the part of the Executive in the operation or affairs of the companies in which those investments are made.

         The activities referred to in Subsections (i), (ii), (iii) and
(iv) above will be allowed as long as they do not materially affect or interfere with the performance of the Executive's duties and obligations to the Company.


                                  SECTION IV.

                                  COMPENSATION
                                  ------------

         For all services rendered by the Executive in any capacity, including without limitation services as an employee, officer, director or committee member, the Executive shall be compensated during the Period of Employment as follows:




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         A. Base Salary
            -----------

         The Company shall pay the Executive a fixed base salary at the rate of not less than $267,500 per year (the "Base Salary"), subject to annual increases to be effective on January 1 of each year as the Compensation Committee of the Board of Directors or the Board of Directors of the Company deems appropriate in accordance with the Company's customary procedures regarding the salaries of senior officers. Annual increases in Base Salary once granted shall not be subject to revocation. Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than monthly.

         B. Annual Bonus
            ------------

         In addition to Base Salary, the Executive shall be awarded for each fiscal year ending during the Employment Period, an Annual Bonus (the "Annual Bonus") based on the Company's achievement of its annual financial plan approved by the Board of Directors as follows:

         % OF PLAN         ANNUAL BONUS AS % OF BASE SALARY

Less than 90.0%                              0%

90.0%                                     30.0%

100.0%                                    42.5%

Increment for each percentage              5.0%
 point over 100%

         To the extent that the percentage of plan achieved falls between the amounts described above, the bonus as a percentage of salary shall be equitably pro rated. Each such Annual Bonus shall be paid in accordance with the Company's normal payroll practices, but in no event later than April 1 of the year following that in which it is earned.

         C. Additional Benefits
            -------------------

         In addition, the Executive will be entitled to participate in all compensation or employee benefit plans or programs of the Company for senior officers, as in effect from time to time, and to receive all benefits for which senior officers are from time to time eligible thereunder. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions, as in effect from time to time. Nothing in this Agreement will preclude the Company from amending or terminating any of such plans or programs.


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                                   SECTION V.

                               BUSINESS EXPENSES
                               -----------------

         The Company will reimburse the Executive for all reasonable travel, entertainment, business and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. Notwithstanding anything to the contrary contained herein, Executive shall be entitled to reimbursement of all such reasonable expenses incurred as of the date of Executive's termination pursuant to Sections VI, VII or VIII below.

                                  SECTION VI.

                                   DISABILITY
                                   ----------

         A. In the event of disability of the Executive during the Period of Employment, the Company will continue to pay the Executive according to the compensation provisions of this Agreement during the period of his disability. However, in the event the Executive is disabled for a continuous period of six
(6) months or more, the Company may terminate the employment of the Executive and make payments to the Executive under the terms of any long-term disability plan of the Company under which he then participates. In addition, the Executive will also be entitled to any benefits provided in the event of disability under any disability policy of the Company in effect on the date hereof. In such event, the Company will have no other obligations hereunder to the Executive other than to pay earned but unpaid Base Salary and Annual Bonus (which would be payable on a pro-rated basis for the year in which the disability occurred).

         B. During the period the Executive is receiving such disability payments, either regular compensation or disability insurance, and as long as he is physically and mentally able to do so, the Executive will furnish information and assistance to the Company as reasonably requested from time to time. Any reasonable out-of-pocket cost incurred by Executive in furnishing such information or rendering such assistance shall be reimbursed to the Executive by the Company. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to furnish information and assistance will end.

                                  SECTION VII.

                                     DEATH
                                     -----

         In the event of the death of the Executive during the Period of Employment, the Company's obligations under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and Annual Bonus which will be paid on a pro-rated basis for that year.


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                                 SECTION VIII.

                      EFFECT OF TERMINATION OF EMPLOYMENT
                         OTHER THAN DEATH OR DISABILITY
                         ------------------------------

         A. If the Executive's employment terminates due to a Without Cause Termination (as defined below), the Company will pay the Executive, within 30 days of the date of termination, the sum of the unpaid portion of Executive's Base Salary through the date of termination plus a pro rata Annual Bonus for the year in which the date of termination occurs based on the Company's actual performance compared to its annual financial plan approved by the Board of Directors over the number of full calendar months elapsed as of the date of termination; provided that in determining actual performance compared to plan not less than three full calendar months shall be used, and therefore, if the date of termination falls within the first quarter of any fiscal year, such full calendar months shall include the necessary number of the immediately preceding full months from the prior fiscal year. In addition, until the later of (i) the second anniversary of the Effective Date, or (ii) the first anniversary of the date of such termination (such period is hereinafter referred to as the "Payment Period"), Executive's Annual Base Salary (plus a pro rata portion thereof if the Payment Period is greater than one year) as in effect immediately before the date of termination plus an Annual Bonus in the amount of 42.5% of the Executive's Annual Base Salary (plus a pro rata portion thereof if the Payment Period is greater than one year) as in effect immediately before the date of termination. These payments will be payable at the times at which the Executive's Base Salary and Annual Bonus would otherwise be payable hereunder. The Executive shall be entitled to a continuation of any health and welfare benefits contemplated by Section IV C during the Payment Period. During the Payment Period, the Company shall provide out-placement services to the Executive in an amount equal to up to 15% of the Executive's Base Salary but not to exceed $20,000. The Company shall have no other obligations to the Executive.

         If, after the termination of the Executive's employment due to a Without Cause Termination, the Executive is employed (whether as a full-time employee, a consultant or otherwise) with any other company, the benefits resulting from such other employment or consulting position shall be deemed primary coverages for the purposes of coordination of benefits.

         B. If the Executive's employment terminates due to a Termination for Cause (as defined below), earned but unpaid Base Salary will be paid on a lump sum basis for the year in which the termination occurs. Earned but unpaid Annual Bonus for any prior years shall be payable in full, but no other payments will be made or benefits provided by the Company and the Company shall have no other obligations to the Executive.

         C. If the Executive's employment terminates by reason of retirement at age 65, or earlier with the consent of the Board of Directors of the Company, he shall be entitled to all earned but unpaid Base Salary and earned but unpaid Annual Bonus and retirement benefits pursuant to the retirement plan or plans, if any, in which the Executive then participates, but no other payments will be made or benefits provided by the Company hereunder. Such Annual Bonus shall be paid to Executive in accordance with the terms of Section IV(B) herein no later than April 1 of the year following such retirement, and shall be (i) pro-rated for that portion of the



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year in which Executive's retirement occurs through the date of termination and
(ii) calculated on the basis of the Company's actual performance for such year.

         D. Upon termination of the Executive's employment other than for reasons due to death, disability, retirement or a Without Cause Termination, the Period of Employment and the Company's obligations under this Agreement will cease as of the date of the termination.

         For purposes of this Agreement the following terms have the following meanings:

         (i) "Termination for Cause" means termination of the Executive's employment by the Company by written notice to the Executive specifying the event relied upon for such termination, due to (a) the Executive's willful failure to perform the duties of his employment in any material respect, which willful failure is not remedied within thirty (30) days after receipt of written notice from the Company, (b) malfeasance or gross negligence in the performance of the Executive's duties of employment, which malfeasance or gross negligence is not remedied within thirty (30) days after receipt of written notice from the Company, (c) the Executive's conviction of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), or (d) the Executive's disclosure of confidential information respecting the Company's business to any individual or entity which is not in the performance of the duties of his employment.

         (ii) "Without Cause Termination" means (a) termination of the Executive's employment by the Company for any reason other than due to death, retirement, disability, expiration of the Period of Employment, or Termination for Cause or (b) termination of the Executive's employment with the Company by the Executive following (1) removal or failure to reappoint the Executive, as Senior Executive Vice President of the Company (by reason other than death, retirement, disability or Termination for Cause), or any material breach by the Company of its obligations contained in this Agreement; (2) a material change imposed by the Company in the functions, duties or responsibilities assigned to the Executive which would reduce the ranking or level, dignity, responsibility, importance or scope of the Executive's current position in the Company, provided no such change shall result merely because the Company becomes a subsidiary of another entity following a Change of Control; (3) a reduction by the Company of more than 10% in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time, or a reduction by more than 50% of the Executive's Annual Bonus (as compared to the Annual Bonus for the prior year), except for across-the-board salary or Annual Bonus reductions similarly affecting all executives of the Company; provided, however, that in no event shall the Executive's Base Salary be reduced below the amount in effect on the Effective Date without the Executive's consent; or (4) the Company's requiring the Executive to relocate more than seventy-five (75) miles from the Executive's current offices except for reasonably required travel in connection with the Company's business.




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                                  SECTION IX.

                      OTHER DUTIES OF THE EXECUTIVE DURING
                       AND AFTER THE PERIOD OF EMPLOYMENT
                       ----------------------------------

         A. The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

         B. The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment, except to the extent reasonably necessary in the performance of the duties under this Agreement, or for thirty-six (36) months after the Period of Employment, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, and other information or materials relating to the business of the Company (whether created by the Executive or otherwise coming into his possession) are confidential and will remain the property of the Company.

         C. During the Period of Employment and upon a Termination for Cause for a twenty-four (24) month period thereafter, the Executive will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company.

         D. The Executive agrees that during the Payment Period he will not be a proprietor, director, officer, employee, five percent or greater stockholder, consultant or partner (or the equivalent thereof) in any business engaged to a material extent in the manufacture or sale of (x) mattresses or box springs or
(y) any other products which constitute more than ten percent of the Company's revenues at the time that it is in competition with the Company in any market. The Executive further agrees that, during such period, he will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company in any way that will injure the interest of the Company. The Executive will not, during such period, solicit any members of the then current customers or suppliers of the Company or discuss with any employee of the Company information or operation of any business intended to compete with the Company. During such period, the Executive shall not, and shall cause any person or entity with which he is affiliated not to, solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of the Company or of any of its subsidiaries to work for the Executive or any person or entity with which he is affiliated. During such period, the Executive shall not, and shall cause any person or entity with which he is affiliated not to, solicit or induce, or attempt to solicit or induce, any person who was employed


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by the Company or any of its subsidiaries on a full-time basis during the ninety
(90) days immediately prior to the termination of the Executive's employment to accept employment with the Executive or with any person or entity with which he is affiliated.

         E. The Company's obligations under the terms of this Agreement will cease upon any violation of the provisions of this Section IX by the Executive.

         F. The parties desire that the provisions of this Section IX be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdictions in which enforcement is sought. If any portion of this Section IX is judged to be invalid or unenforceable, this Section IX will be deemed to be amended to the extent necessary to ensure that this Section IX will be enforceable to the maximum extent permissible under applicable law.

         G. The Executive understands that the foregoing restrictions may limit the Executive's ability to engage in certain business pursuits during the period provided for above, but acknowledges that the Executive will receive sufficiently higher remuneration and other benefits from the Company hereunder than the Executive would otherwise receive to justify such restrictions. The Executive acknowledges that the Executive understands the effect of the provisions of this Section IX, that the Executive has had reasonable time to consider the effect of these provisions, and that the Executive was encouraged to and had an opportunity to consult an attorney with respect to these provisions.

                                   SECTION X.

                          INDEMNIFICATION, LITIGATION
                          ---------------------------

         A. The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and bylaws of the Company, whichever affords the greater protection to the Executive. The Executive will be entitled to any insurance policies the Company may elect to maintain generally for the benefit of its officers and directors against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being a director or officer of the Company.

         B. In the event of any litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of the rights under this Agreement, the Company shall reimburse the Executive for all costs and expenses related to the litigation or proceeding including attorney's fees and expenses, providing that the litigation or proceeding results in either settlement requiring the Company to make a payment to the Executive or judgment in favor of the Executive.





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                                  SECTION XI.

                               WITHHOLDING TAXES
                               -----------------

         The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that are required to be withheld pursuant to any applicable law or governmental regulation.

                                  SECTION XII.

                           EFFECT ON PRIOR AGREEMENTS
                           --------------------------

         This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and, effective immediately prior to the first Change of Control to occur after the date hereof, supersedes any prior Employment Agreement or Change in Control Agreement between the Company or its affiliates and predecessors and the Executive (whether or not in writing).

                                 SECTION XIII.

                    CONSOLIDATION, MERGER, OR SALE OF ASSETS
                    ----------------------------------------

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used will mean such other corporation and this Agreement shall continue in full force and effect.

                                  SECTION XIV.

                                  MODIFICATION
                                  ------------

         This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                  SECTION XV.

                                 GOVERNING LAW
                                 -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.



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                                  SECTION XVI.

                                 EFFECTIVENESS
                                 -------------

         This Agreement shall become effective on the Effective Date.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                        SIMMONS COMPANY

                                        /s/ R. K. Barton
                                        -------------------------
                                        By: R. K. Barton
                                        Title: SR. VP HR



                                        /s/ Martin R. Passaglia
                                        -------------------------
                                        Martin R. Passaglia













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                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment (this "AMENDMENT") to that certain Employment Agreement dated as of June 29, 1998 (the "EMPLOYMENT AGREEMENT"; terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement) by and between the Executive and the Company is entered into as of this ___ day of July, 1998 by and between Martin R. Passaglia (the "Executive") and Simmons Company, a Delaware corporation (the "Company").

         The Agreement is hereby amended to the extent set forth below, such amendment to be effective upon the execution hereof by the Company and the Executive. All other provisions of the Employment Agreement shall remain in full force and effect.

         The definition of "Change of Control" as set forth in Section III(A) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "A "Change of Control" is defined to have occurred when (i) either the Company or Simmons Holdings, Inc., a Delaware corporation ("Holdings") is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company or Holdings, as the case may be ("Voting Stock"), immediately prior to such transaction; (ii) either Holdings or the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of Holdings or the Company, as the case may be, immediately prior to such sale or transfer; and (iii) any person who is not a stockholder of Holdings or the Company, as the case may be, on the Effective Date shall own (together with all shares of Holdings or Company stock, as the case may be, owned by any person acting in concert with such person) more than 50% of the Voting Stock of Holdings or the Company, as the case may be.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and date first above written.


                                      SIMMONS COMPANY, a Delaware
                                      corporation

                                      By:  /s/ Ken Barton
                                           -------------------------
                                           Name: Ken Barton
                                           Title: Sr. VP HR


                                           /s/ Martin R. Passaglia
                                           -------------------------
                                           MARTIN R. PASSAGLIA